EXHIBIT 31.1

CERTIFICATION

Certification of Chief Executive Officer

I, JOHN LONG, Chief Executive Officer of First Advantage Corporation, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of First Advantage Corporation.

2. To the best of my knowledge, this Amendment No. 1 to annual report on Form 10-K/A of First Advantage Corporation does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 19, 2004	/s/ John Long
John Long
Chief Executive Officer